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Malvern Federal Savings Bank Names Banking Veteran William J. Boylan Chief Lending Officer

Boylan successfully launched Pennsylvania-based Bank’s entry into the New Jersey market.

PAOLI, PA., April 25, 2016 -- Malvern Federal Savings Bank (“Malvern), the wholly owned subsidiary of Malvern Bancorp, Inc. (NASDAQ:MLVF), today announced it has appointed banking veteran William J. Boylan as Senior Vice President & Chief Lending Officer. In this role, Boylan will oversee all aspects of Malvern’s lending business in Pennsylvania and New Jersey. Previously, Boylan had served as Senior Vice President and Chief Lending Officer of Malvern’s New Jersey Division, headquartered in Morristown, New Jersey.

“Bill brings more than 30 years of banking experience to his expanded position at Malvern,” said Anthony C. Weagley, President and CEO of Malvern Bancorp, Inc. and Malvern Federal Savings Bank. “He is highly regarded as a lending executive. The Bank continues to expand the Malvern brand along Pennsylvania’s Main Line and in our New Jersey markets. Bill understands both markets and the lending needs of consumers and businesses alike.”

Malvern expects to fully open its New Jersey headquarters at 163 Madison Avenue in Morristown in June and has recently also recruited a private banking associate to service commercial lending and private banking clients in New Jersey.

“Our Morristown office is in a perfect location to service our clients with the superior, personalized service that is Malvern. Part of our private banking approach includes banking by appointment, which enables customers to schedule a meeting with our financial professionals at a time that is convenient to them,” said Boylan. Since Malvern announced its expansion into the New Jersey market in October 2015, Boylan has led the Bank’s achievement of overwhelming success in this market.

About Malvern Bancorp

Malvern Bancorp, Inc. is the holding company for Malvern Federal Savings Bank. Malvern Federal Savings Bank is a federally-chartered, FDIC-insured savings bank that was originally organized in 1887 and now serves as one of the oldest banks headquartered on the Philadelphia Mainline. For more than a century, Malvern has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity. The Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, as well as seven other financial centers located throughout Chester and Delaware Counties, Pennsylvania and a Private Banking Loan Production headquarters office in Morristown, New Jersey. Its primary market niche is providing personalized service to its client base.

The Bank, through its Private Banking division and strategic partnership with Bell Rock Capital, Rehoboth Delaware, provides personalized wealth management and advisory services to high net worth individuals and families. Our services include banking, liquidity management, investment services, 401(k) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, insurance, family wealth advisory services and philanthropic advisory services.

For further information regarding Malvern Bancorp, Inc., please visit our web site at http://ir.malvernfederal.com. For information regarding Malvern Federal Savings Bank, please visit our web site at http://www.malvernfederal.com.

Forward-Looking Statements

This press release contains certain forward looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Malvern Bancorp, Inc., and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.